CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Statements and Experts” and “Representations and Warranties: Representations of the Acquired Fund” in the Joint Proxy Statement/Prospectus and to the incorporation by reference of our report dated November 21, 2014, with respect to the financial statements and financial highlights of Touchstone Institutional Money Market Fund and Touchstone Money Market Fund, each a series of Touchstone Investment Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2014, and our report dated August 22, 2014, with respect to the financial statements and financial highlights of Touchstone Tax-Free Money Market Fund, a series of Touchstone Tax-Free Trust, included in the Annual Report to Shareholders for the fiscal year ended June 30, 2014, in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses, dated January 30, 2015, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated January 30, 2015, of the Touchstone Institutional Money Market Fund and Touchstone Money Market Fund as filed with the Securities and Exchange Commission on January 27, 2015, incorporated by reference in this Registration Statement, and to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated October 30, 2014, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated October 30, 2014, of the Touchstone Tax-Free Money Market Fund as filed with the Securities and Exchange Commission on October 23, 2014, incorporated by reference in this Registration Statement.

                                                                                                                                                                                                 /s/ Ernst & Young LLP

Cincinnati, Ohio
March 2, 2015